UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 16, 2004

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10611 Harwin Drive, Suite 402, Houston, Texas		77036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  713-988-9252

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01  Changes in Registrant’s Certifying Accountant.

On November 16, 2004, the Audit Committee of the Board of Directors of KMG Chemicals, Inc. (KMG) retained UHY Mann Frankfort Stein & Lipp Certified Public Accountants, LLP as its new independent auditors for the fiscal year ending July 31, 2005.  On November 16, 2004, UHY Mann Frankfort Stein & Lipp Certified Public Accountants, LLP advised KMG of its acceptance of the engagement.  During the two most recent fiscal years and through November 16, 2004, KMG has not consulted with UHY Mann Frankfort Stein & Lipp Certified Public Accountants, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered in KMG’s financial statements, and neither a written report was provided to the Company nor oral advice was provided by UHY Mann Frankfort Stein & Lipp Certified Public Accountants, LLP that was an important factor considered by KMG in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

KMG has provided to UHY Mann Frankfort Stein & Lipp Certified Public Accountants, LLP a copy of this disclosure and has requested UHY Mann Frankfort Stein & Lipp Certified Public Accountants, LLP to furnish KMG with a letter addressed to the Securities and Exchange Commission stating whether UHY Mann Frankfort Stein & Lipp Certified Public Accountants, LLP agrees with the statements made by KMG in this report.  The letter from UHY Mann Frankfort Stein & Lipp Certified Public Accountants, LLP is attached as Exhibit 16.2.

Item 9.01  Exhibits

16.2                           Letter from UHY Mann Frankfort Stein & Lipp Certified Public Accountants, LLP to the Securities and Exchange Commission dated November , 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: November 22, 2004
John V. Sobchak, Chief Financial Officer